Exhibit 99.1

UPS RELEASES 1Q 2026 EARNINGS
•Consolidated Revenues of $21.2B
•Consolidated Operating Margin of 6.0%; Non-GAAP Adjusted* Consolidated Operating Margin of 6.2%
•Diluted EPS of $1.02; Non-GAAP Adj. Diluted EPS of $1.07
•Reaffirms Full Year 2026 Guidance

ATLANTA – April 28, 2026 – UPS (NYSE:UPS) today announced first-quarter 2026 consolidated revenues of $21.2 billion. Consolidated operating profit was $1.27 billion; non-GAAP adjusted consolidated operating profit was $1.32 billion. Diluted earnings per share were $1.02 for the quarter; non-GAAP adjusted diluted earnings per share were $1.07.

For the first quarter of 2026, GAAP results included after-tax transformation charges of $42 million, or $0.05 per diluted share.

“I want to thank UPSers around the world for their hard work and efforts, and for pushing our transformation forward,” said Carol Tomé, UPS chief executive officer. “The first quarter of 2026 marked a critical transition period for UPS in which we needed to flawlessly execute several major strategic actions and we delivered. With that behind us, we expect to return to consolidated revenue and operating profit growth, and adjusted operating margin expansion in the second quarter of this year.”

U.S. Domestic Segment

	1Q 2026	Non-GAAP Adjusted 1Q 2026	1Q 2025	Non-GAAP Adjusted 1Q 2025
Revenue	$14,125 M		$14,460 M
Operating profit	$515 M	$565 M	$979 M	$1,011 M

•Revenue declined 2.3%, primarily driven by an expected decline in volume. Revenue per piece grew by 6.5%.
•Operating margin was 3.6%; non-GAAP adjusted operating margin was 4.0%.

International Segment

	1Q 2026	Non-GAAP Adjusted 1Q 2026	1Q 2025	Non-GAAP Adjusted 1Q 2025
Revenue	$4,540 M		$4,373 M
Operating profit	$547 M	$551 M	$641 M	$654 M

•Revenue increased 3.8%, driven by a 10.7% increase in revenue per piece.
•Operating margin was 12.0%; non-GAAP adjusted operating margin was 12.1%.

Supply Chain Solutions1

	1Q 2026	Non-GAAP Adjusted 1Q 2026	1Q 2025	Non-GAAP Adjusted 1Q 2025
Revenue	$2,537 M		$2,713 M
Operating profit	$205 M	$206 M	$46 M	$98 M
1 Consists of operating segments that do not meet the criteria of a reportable segment under ASC Topic 280 – Segment Reporting.

•Revenue declined 6.5%, primarily due to a decline in volume in the Mail Innovations business.
•Operating margin was 8.1%; non-GAAP adjusted operating margin was 8.1%.

2026 Outlook
The company provides certain guidance on a non-GAAP adjusted basis because it is not possible to predict or provide a reconciliation reflecting the impact of various potential future events, including the impact of pension adjustments, certain strategic initiatives or other unanticipated events, which would be included in reported (GAAP) results and could be material.

For the full year 2026, the company reaffirms its consolidated financial targets of revenue of approximately $89.7 billion and non-GAAP adjusted operating margin of approximately 9.6%.

The company also confirms expected capital expenditures of about $3.0 billion and dividend payments of around $5.4 billion, subject to board approval. The effective tax rate is still expected to be approximately 23.0%.

* “Non-GAAP Adjusted” or “Non-GAAP Adj.” amounts are non-GAAP adjusted financial measures. See the appendix to this release for a discussion of non-GAAP adjusted financial measures, including a reconciliation to the most closely correlated GAAP measure.

Contacts:
UPS Media Relations: 404-828-7123 or pr@ups.com
UPS Investor Relations: 404-828-6059 (option 4) or investor@ups.com

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Conference Call Information
UPS CEO Carol Tomé and CFO Brian Dykes will discuss first-quarter results with investors and analysts during a conference call at 8:30 a.m. ET, April 28, 2026. That call will be open to others through a live Webcast. To access the call, go to the UPS Investor Relations page and click on “Earnings Conference Call.” Additional financial information is included in the detailed financial schedules being posted on www.investors.ups.com under “Quarterly Earnings and Financials” and as furnished to the SEC as an exhibit to our Current Report on Form 8-K.

About UPS

UPS (NYSE: UPS) is one of the world’s largest companies, with 2025 revenue of $88.7 billion, and provides a broad range of integrated logistics solutions for customers in more than 200 countries and territories. Focused on its purpose statement, “Moving our world forward by delivering what matters,” the company’s approximately 460,000 employees embrace a strategy that is simply stated and powerfully executed: Customer First. People Led. Innovation Driven. UPS is committed to reducing its impact on the environment and supporting the communities we serve around the world. More information can be found at www.ups.com, about.ups.com and www.investors.ups.com.

Forward-Looking Statements
This release, our Annual Report on Form 10-K for the year ended December 31, 2025 and our other filings with the Securities and Exchange Commission contain and in the future may contain “forward-looking statements”. Statements other than those of current or historical fact, and all statements accompanied by terms such as “will,” “believe,” “project,” “expect,” “estimate,” “assume,” “intend,” “anticipate,” “target,” “plan,” and similar terms, are intended to be forward-looking statements.
From time to time, we also include written or oral forward-looking statements in other publicly disclosed materials. Forward-looking statements may relate to our intent, belief, forecasts of, or current expectations about our strategic direction, prospects, future results, or future events; they do not relate strictly to historical or current facts. Management believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any forward-looking statements because such statements speak only as of the date when made and the future, by its very nature, cannot be predicted with certainty.
Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or anticipated results. These risks and uncertainties include, but are not limited to: changes in general economic conditions in the U.S. or internationally, including as a result of changes in the global trade policy, new or increased tariffs, government shutdowns, or geopolitical uncertainty, tensions and/or conflicts in or arising from various countries and regions, including the European Union, Ukraine, the Russian Federation, the Middle East and the Trans-Pacific region; significant competition on a local, regional, national and international basis; changes in our relationships with our significant customers; our ability to attract and retain qualified employees; strikes, work stoppages or slowdowns by our employees; increased or more complex physical or operational security requirements; a significant cybersecurity incident, or increased data protection regulations; our ability to maintain our brand image and corporate reputation; impacts from global climate change; interruptions in or impacts on our business from natural or man-made events or disasters including terrorist attacks, epidemics or pandemics; exposure to changing economic, political, regulatory and social developments in international and emerging markets; our ability to realize the anticipated benefits from acquisitions, dispositions, joint ventures or strategic alliances; the effects of changing prices of energy, including gasoline, diesel, jet fuel, other fuels and interruptions in supplies of these commodities; changes in exchange rates or interest rates; our ability to accurately forecast our future capital investment needs; increases in our expenses or funding obligations relating to employee health, retiree health and/or pension benefits; our ability to manage insurance and claims expenses; changes in business strategy, government regulations or economic or market conditions that may result in impairments of our assets; potential additional U.S. or international tax liabilities; increasingly stringent regulations related to climate change; potential claims or litigation related to labor and employment, personal injury, property damage, business practices, environmental liability and other matters; and other risks discussed in our filings with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2025, and subsequently filed reports. You should consider the limitations on, and risks associated with, forward-looking statements and not unduly rely on the accuracy of predictions contained in such forward-looking statements. We do not undertake any obligation to update forward-looking statements to reflect events, circumstances, changes in expectations, or the occurrence of unanticipated events after the date of those statements, except as required by law.
The Company routinely posts important information, including news releases, announcements, materials provided or displayed at analyst or investor conferences, and other statements about its business and results of operations, that may be deemed material to investors on the Company’s Investors Relations website at www.investors.ups.com. The Company uses its website as a means of disclosing material, nonpublic information and for complying with the Company’s disclosure obligations under Regulation FD. Investors should monitor the Company’s Investor Relations website in addition to following the Company’s press releases, filings with the SEC, public conference calls and webcasts. We do not incorporate the contents of any website into this or any other report we file with the SEC.

Reconciliation of GAAP and Non-GAAP Adjusted Financial Measures

We supplement the reporting of our financial information determined under generally accepted accounting principles ("GAAP") with certain non-GAAP adjusted financial measures. Management views and evaluates business performance on both a GAAP basis and by excluding costs and benefits associated with these non-GAAP adjusted financial measures. As a result, we believe the presentation of these non-GAAP adjusted financial measures better enables users of our financial information to view and evaluate underlying business performance from the same perspective as management.

Non-GAAP adjusted financial measures should be considered in addition to, and not as an alternative for, our reported results prepared in accordance with GAAP. Our non-GAAP adjusted financial measures do not represent a comprehensive basis of accounting and therefore may not be comparable to similarly titled measures reported by other companies.

Forward-Looking Non-GAAP Adjusted Financial Measures

From time to time when presenting forward-looking non-GAAP adjusted financial measures, we are unable to provide quantitative reconciliations to the most closely correlated GAAP measure due to the uncertainty in the timing, amount or nature of any adjustments, which could be material in any period.
Transformation Strategy Costs

We exclude the impact of charges related to activities within our transformation strategy. Our transformation strategy activities have spanned several years and are designed to fundamentally change the spans and layers of our organization structure, processes, technologies and the composition of our business portfolio. Our transformation strategy has included initiatives within our Transformation 2.0, Fit to Serve and Network Reconfiguration and Efficiency Reimagined programs.

Various circumstances precipitated these initiatives, including identification and prioritization of certain investments, developments and changes in competitive landscapes, inflationary pressures, consumer behaviors, and other factors including post-COVID normalization and volume diversions attributed to our 2023 labor negotiations.

Our transformation strategy includes the following programs and initiatives:

Transformation 2.0: We reduced spans and layers of management, reviewed and refined our business portfolio and invested in certain technologies to reduce costs, increase visibility and reduce reliance on legacy systems. Costs associated with Transformation 2.0 consisted primarily of compensation and benefit costs related to reductions in our workforce and fees paid to third-party consultants. This initiative was completed in 2025.

Fit to Serve: We undertook our Fit to Serve initiative to right-size our business to create a more efficient operating model that was more responsive to market dynamics through a workforce reduction, primarily within management. The initiative was completed in 2025.

Network Reconfiguration and Efficiency Reimagined: Our Network of the Future initiative is intended to enhance the efficiency of our network through automation and operational sort consolidation in our U.S. Domestic Package network. In connection with our strategic execution of planned volume declines from our largest customer, we began our Network Reconfiguration initiative, which is an expansion of Network of the Future, and has led, and could continue to lead, to further reductions in our facilities, vehicles, aircraft and workforce, as well as an end-to-end process redesign. We launched our Efficiency Reimagined  initiatives to undertake the end-to-end process redesign effort which will align our organizational processes to the network reconfiguration.

Through these initiatives we have reduced our operational workforce and closed certain daily operations at leased and owned buildings. We continue to review expected changes in volume in our integrated air and ground network to identify additional workforce reductions and buildings for closure. In the first three months of 2026, we achieved approximately $600 million of program cost savings, and expect to achieve approximately $3 billion in full year-over-year cost savings from this initiative in 2026.

In connection with these Network Reconfiguration and Efficiency Reimagined programs, we expect non-GAAP adjusted operating expense to exclude between $1.3 and $1.5 billion in cost during 2026, primarily related to employee separation benefits and third-party consulting fees of which $1.2 billion will be related to the Driver Choice Program. As of March 31, 2026 we had incurred program costs to date of $599 million, including $55 million in 2026. These initiatives are expected to conclude by 2027.

We do not consider the related costs to be ordinary because each program involves separate and distinct activities that may span multiple periods and are not expected to drive incremental revenue, and because the scope of the programs exceeds that of routine, ongoing efforts to enhance profitability. These initiatives are in addition to ordinary, ongoing efforts to enhance our business performance.

Goodwill and Asset Impairments

We exclude the impact of goodwill and certain asset impairment charges. We do not consider these charges when evaluating the operating performance of our business units, making decisions to allocate resources or in determining incentive compensation awards.

Reversal of Income Tax Valuation Allowance

We previously recorded non-GAAP adjustments for transactions that resulted in capital loss deferred tax assets not expected to be realized. As a result of property sales during 2025, these capital losses were fully realized within the 2025 financial reporting period. We supplement our presentation with non-GAAP adjusted financial measures that exclude the impact of the reversals of the valuation allowances against these deferred tax assets as we believe such treatment is consistent with how the valuation allowance was initially established.

Non-GAAP Adjusted Cost per Piece

We evaluate the efficiency of our operations using various metrics, including non-GAAP adjusted cost per piece. Non-GAAP adjusted cost per piece is calculated as non-GAAP adjusted operating expenses in a period divided by total volume for that period. Because non-GAAP adjusted operating expenses exclude costs or charges that we do not consider a part of underlying business performance when monitoring and evaluating the operating performance of our business units, making decisions to allocate resources or in determining incentive compensation awards, we believe this is the appropriate metric on which to base reviews and evaluations of the efficiency of our operational performance.

Free Cash Flow

We calculate free cash flow as cash flows from operating activities less capital expenditures, proceeds from disposals of property, plant and equipment, and plus or minus the net changes in other investing activities. We believe free cash flow is an important indicator of how much cash is generated by our ongoing business operations and we use this as a measure of incremental cash available to invest in our business, meet our debt obligations and return cash to shareowners.

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures
(unaudited)

Three Months Ended
March 31,
(amounts in millions)	2026	2025		2026	2025
Operating Profit (GAAP)	$1,267	$1,666	Operating Margin (GAAP)	6.0%	7.7%

Transformation Strategy Costs:			Transformation Strategy Costs:
Transformation 2.0	—	16	Transformation 2.0	—%	0.1%

Fit to Serve	—	19	Fit to Serve	—%	0.1%

Network Reconfiguration and Efficiency Reimagined	55	23	Network Reconfiguration and Efficiency Reimagined	0.2%	0.1%

Total Transformation Strategy Costs	55	58	Total Transformation Strategy Costs	0.2%	0.3%

Goodwill and Asset Impairment Charges (1)	—	39	Goodwill and Asset Impairment Charges (1)	—%	0.2%

Non-GAAP Adjusted Operating Profit	$1,322	$1,763	Non-GAAP Adjusted Operating Margin	6.2%	8.2%
(1) Reflects impairment charges for long-lived assets for a business within Supply Chain Solutions in 2025.

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures
(unaudited)

Three Months Ended
March 31,
(amounts in millions)	2026	2025	(amounts in millions)	2026	2025
Other Income (Expense) (GAAP)	$(143)	$(143)	Income Before Income Taxes (GAAP)	$1,124	$1,523

Goodwill and Asset Impairment Charges (1)	—	19	Transformation Strategy Costs:
			Transformation 2.0	—	16
Non-GAAP Adjusted Other Income (Expense)	$(143)	$(124)
			Fit to Serve	—	19

			Network Reconfiguration and Efficiency Reimagined	55	23

			Total Transformation Strategy Costs	55	58

			Goodwill and Asset Impairment Charges (1)	—	58

			Non-GAAP Adjusted Income Before Income Taxes	$1,179	$1,639
(1) Reflects impairment charges for long-lived assets for a business within Supply Chain Solutions as well the write-down of an equity method investment in 2025.

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures
(unaudited)

Three Months Ended
March 31,
(amounts in millions)	2026	2025
Income Tax Expense (GAAP)	$260	$336

Transformation Strategy Costs:
Transformation 2.0	—	4

Fit to Serve	—	4

Network Reconfiguration and Efficiency Reimagined	13	6

Total Transformation Strategy Costs	13	14

Goodwill and Asset Impairment Charges (1)	—	9
Reversal of Income Tax Valuation Allowance (2)	—	10

Non-GAAP Adjusted Income Tax Expense	$273	$369
(1) Reflects impairment charges for long-lived assets for a business within Supply Chain Solutions in 2025.
(2) Reflects the partial reversal of an income tax valuation allowance.

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures
(unaudited)

Three Months Ended
March 31,
(amounts in millions)	2026	2025		2026	2025
Net Income (GAAP)	$864	$1,187	Diluted Earnings Per Share (GAAP)	$1.02	$1.40

Transformation Strategy Costs:			Transformation Strategy Costs:
Transformation 2.0	—	12	Transformation 2.0	—	0.01

Fit to Serve	—	15	Fit to Serve	—	0.02

Network Reconfiguration and Efficiency Reimagined	42	17	Network Reconfiguration and Efficiency Reimagined	0.05	0.02

Total Transformation Strategy Costs	42	44	Total Transformation Strategy Costs	0.05	0.05

Goodwill and Asset Impairment Charges (1)	—	49	Goodwill and Asset Impairment Charges (1)	—	0.05
Reversal of Income Tax Valuation Allowance (2)	—	(10)	Reversal of Income Tax Valuation Allowance (2)	—	(0.01)

Non-GAAP Adjusted Net Income	$906	$1,270	Non-GAAP Adjusted Diluted Earnings Per Share	$1.07	$1.49
(1) Reflects impairment charges for long-lived assets for a business within Supply Chain Solutions as well the write-down of an equity method investment in 2025.
(2) Reflects the partial reversal of an income tax valuation allowance.

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures by Segment
(unaudited)

Three Months Ended
March 31,
	2026	2025		2026	2025		2026	2025
U.S. Domestic Package	Operating Expenses		% Change	Operating Profit		% Change	Operating Margin
GAAP	$13,610	$13,481	1.0%	$515	$979	(47.4)%	3.6%	6.8%

Adjusted for:
Transformation Strategy Costs	(50)	(32)		50	32		0.4%	0.2%

Non-GAAP Adjusted Measure	$13,560	$13,449	0.8%	$565	$1,011	(44.1)%	4.0%	7.0%

	2026	2025		2026	2025		2026	2025
International Package	Operating Expenses		% Change	Operating Profit		% Change	Operating Margin
GAAP	$3,993	$3,732	7.0%	$547	$641	(14.7)%	12.0%	14.7%

Adjusted for:
Transformation Strategy Costs	(4)	(13)		4	13		0.1%	0.3%

Non-GAAP Adjusted Measure	$3,989	$3,719	7.3%	$551	$654	(15.7)%	12.1%	15.0%

	2026	2025		2026	2025		2026	2025
Supply Chain Solutions	Operating Expenses		% Change	Operating Profit		% Change	Operating Margin
GAAP	$2,332	$2,667	(12.6)%	$205	$46	345.7%	8.1%	1.7%

Adjusted for:
Transformation Strategy Costs	(1)	(13)		1	13		—%	0.5%
Goodwill and Asset Impairment Charges	—	(39)		—	39		—%	1.4%

Non-GAAP Adjusted Measure	$2,331	$2,615	(10.9)%	$206	$98	110.2%	8.1%	3.6%

United Parcel Service, Inc.
Reconciliation of Free Cash Flow (Non-GAAP measure)
(unaudited)

Three Months Ended
March 31,
(amounts in millions)	2026	2025
Cash flows from operating activities	$2,224	$2,318
Capital expenditures	(1,031)	(876)
Proceeds from disposals of property, plant and equipment	82	65
Other investing activities	5	(20)
Free Cash Flow (Non-GAAP measure)	$1,280	$1,487

United Parcel Service, Inc.
Reconciliation of GAAP and Non-GAAP Adjusted Measures - U.S. Domestic Cost Per Piece
(unaudited)

	Three Months Ended
	March 31,
	2026	2025	% Change
Operating Days	62	62
Average Daily U.S. Domestic Package Volume (in thousands)	16,040	17,443
U.S. Domestic Package Cost Per Piece (GAAP)	$13.40	$12.22	9.7%

Transformation Strategy Costs	(0.05)	(0.03)

U.S. Domestic Package Non-GAAP Adjusted Cost Per Piece	$13.35	$12.19	9.5%

Note: Cost per piece excludes expense associated with cargo and other activity.